Exhibit 99.3

TRIANGLE PETROLEUM ANNOUNCES BOARD OF DIRECTORS APPROVES REINCORPORATION PROPOSAL,
STOCKHOLDERS TO VOTE AT ANNUAL MEETING

Denver, Colorado, May 27, 2011 – Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE Amex: TPLM) announced today that its board of directors has approved a proposal to change the Company’s state of legal incorporation from Nevada to Delaware.  The reincorporation proposal will be submitted for consideration at Triangle’s annual meeting of stockholders scheduled to be held on July 22, 2011 at 10:00 a.m. local time, at its offices in Denver, Colorado.

The proposed reincorporation would not affect the Company’s headquarters, business, jobs, management, offices or facilities, number of employees, assets, liabilities or net worth.  Also, the Company’s common stock would continue to trade on the NYSE Amex LLC under the symbol TPLM. If the reincorporation is approved by stockholders, the Company’s name would change to “Triangle Resources Corporation.”

Approval of the reincorporation proposal will require the support of a majority of the shares of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on the matter.  Further information regarding the reincorporation will be contained in the proxy statement to be filed with the Securities and Exchange Commission.

About Triangle
Founded in 2006, Triangle Petroleum Corporation is an independent oil and gas exploration company that has acquired, or committed to acquire, approximately 42,000 net acres in the Williston Basin targeting the Bakken Shale and Three Forks Formations and approximately 475,000 gross acres (413,000 net acres) in the Windsor Block of Nova Scotia.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions.  Although Triangle Petroleum Corporation believes that the assumptions upon which its forward-looking statements are based are reasonable, Triangle Petroleum Corporation can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from Triangle Petroleum Corporation’s expectations are disclosed in Triangle Petroleum Corporation’s definitive proxy statement to be filed with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by these cautionary statements and by reference to the definitive proxy statement. Triangle Petroleum Corporation undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

This communication is not a solicitation of a proxy from any security holder of Triangle Petroleum Corporation. Triangle Petroleum Corporation will file a definitive proxy statement with the Securities and Exchange Commission in connection with the annual meeting of stockholders. Information regarding the identity of the persons who may, under Securities and Exchange Commission rules, be deemed to be participants in the solicitation of stockholders of Triangle Petroleum Corporation in connection with the proposed reincorporation, and their interests in the solicitation, will be set forth in the definitive proxy statement to be filed with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REINCORPORATION. Investors and stockholders will be able to obtain copies of the definitive proxy statement filed by Triangle Petroleum Corporation free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov. Investors and stockholders will also be able to obtain the definitive version of the proxy statement free of charge by directing their requests to Triangle Petroleum Corporation, 1660 Wynkoop St., Suite 900, Denver, Colorado 80202, attention Investor Relations, or by calling the Company at (303) 260−7125.